SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 25, 2005
                                                           -------------


                          Falcon Ridge Development Inc.
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             (Exact name of registrant as specified in its charter)



           Nevada                       0-28789                84-1461919
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  (State or  other  jurisdiction      (Commission              (IRS Employer
  of incorporation)                    File Number)       Identification No.)




   5111 Juan Tabo Boulevard N.E. Albuquerque, New Mexico        87111
   -----------------------------------------------------      ---------
         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (866) 302-2248
                                                            -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425).
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.03 AMENMENT TO ARTICLES OF INCORPORATION

On July 21, 2005, we filed a Certificate of Designation with the Nevada Secretary of State, which was effective immediately, to create a new series of preferred shares out of our authorized but undesignated preferred shares. These shares are to be known as Series A Convertible Preferred. There will be a total of 400,000 Series A Convertible Preferred.


The preferences of the Series A Convertible Preferred are as follows:

     Shares pay a dividend, only if and when declared by the Company, which is payable to Series A Preferred Shareholders prior to payment to common shareholders.

     Shares are convertible into common stock at any time on the basis of 100 common shares for each Share of Preferred Shares converted, subject to corresponding adjustments as a result of stock forward or reverse splits, or other recapitalizations.

     Preferred Shares have a priority over common shares upon liquidation.

         Preferred Shares are callable at any time by the Company at the original purchase price of the Preferred Shares. The Preferred Shareholder will have thirty days thereafter to convert to common stock.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date: July 25, 2005                    Falcon Ridge Development Inc.


                                           By:   /s/ Fred Montano
                                                ------------------------------
                                                Fred Montano, President